CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement"), effective January 1, 2006 is made by and between Yoshi Yamanashi whose principal place of business is 302 Nihonbashi T Bldg 2-1-9, Ningyo-cho, Nihonbashi Chuo-ku, Tokyo, 103-003, JAPAN and Power Technology, Inc., having its principal place of business at 109 N Post Oak Lane, Suite 422, Houston, Texas 77024 collectively, the "Parties".

WHEREAS, Company is a public corporation and desires to further develop its business and customers;

WHEREAS, Consultant has extensive knowledge and experience in Japanese business customs, practices, law, financing, manufacturing, and regulations; and

WHEREAS, Company desires to engage Consultant to provide information, evaluation and consulting services to Company in Consultant's area of knowledge and expertise on the following terms and subject to the following conditions.

NOW, THEREFORE, in consideration for those services Consultant provides to Company, the Parties agree as follows:

1. Services of Consultant

Consultant agrees to provide the following services pursuant to this agreement:

A. General strategic consulting services, including but not limited to:

1) Advising on and assisting with the Company's marketing, sales, licensing and general business practices in Japan;

2) Developing strategic alliances in Japan;

3) Arranging and facilitating communications between Company and Japanese companies which may wish to purchase, license, or manufacture Company's products;

4) Advising on and assisting with negotiating licensing agreements;

5) Advising on and assisting with retaining of appropriate legal and accounting personnel for the Company in Japan;

6) Advising on and assisting Company with compliance with Japanese business customs, practices, laws and regulations; and

7) Performing such other duties mutually agreed upon.

BJW

2. Consideration

2a. The Company's business model for dealing with Japanese companies will include payment to Company of a licensing fee and payment to Company of royalties for each of Company's products that are manufactured by Japanese companies. In consideration for the service Consultant has and will render, Company will pay Consultant a commission on business that Company obtains in Japan from companies to whom Company is introduced by Consultant. Company will pay Consultant a commission of 10% of the total net licensing fee Company actually receives from those companies. Additionally, Company will pay Consultant a commission of 5% of the net royalties actually received by Company from those companies, for the Company products manufactured by those companies, for the first three years of the royalty agreement. Consultant shall not seek or accept any commission, payment or compensation directly or indirectly from any Japanese licensees and companies with whom Company contracts and Consultants sole compensation for consulting with Company and assisting it in arranging contracts with Japanese companies will be the consideration paid to Consultant by Company under this paragraph.

3. Expenses

Consultant will pay all his own out of pocket expenses, including travel, entertainment, and communications.

4. Confidentiality

Consultant agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to Consultant, including, but not limited to, product and business plans, software, technical processes and formulas, manufacturing processes and procedures, source codes, product designs, sales, costs and other unpublished financial information, business relationships, projections, and marketing data ("Confidential Information"). Consultant will keep confidential, not use for Consultant's own benefit, and not disclose to any other person, firm or corporation, during or after the Term of this Agreement, any trade secrets or Confidential Information of Company which is acquired by Consultant in the course of performing services under this Agreement without the prior written approval of Company.

5. Purchase or Sale of Company Securities.

At any time when Consultant is in possession of any non public material information about Company, Consultant may not and shall not engage in any purchase or sale of any securities of Company.

BJW

6. Termination and Renewal

(a) Term

This Agreement shall become effective on January 1, 2006 and terminate two years later.

(b) Termination

Either Party may terminate this Agreement if the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

7. Miscellaneous

(a) Independent Contractor

This Agreement establishes an "independent contractor" relationship between Consultant and Company and Consultant will not have the authority to bind Company to any contract. Consultant will not hold himself out as, nor shall Consultant perform any act or make any representation from which others might infer that Consultant is an agent of or a joint venturer of Company.

(b) Rights Cumulative; Waivers

The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement

BJW

This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof. There are no promises, Agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any previous negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Assignment

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

(f) Amendment

Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

(g) Severability

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h) Section Headings

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Construction

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j) Further Assurances

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

BJW

(k) Notices

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by certified or delivery confirmation mail or Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Company:

Bernard J. Walter, President
Power Technology, Inc.
109 N Post Oak Lane, Suite 422
Houston, TX 77024
713-621-4310

To Consultant:

Yoshi Yamanashi
302 Nihonbashi T Bldg 2-1-9 Ningyo-cho
Nihonbashi Chuo-ku,
Tokyo, 103-003, JAPAN

(l) Arbitration Clause

All disputes, claims, and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration Association and shall be conducted in Houston, Texas by a one-person arbitrator, unless the parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. The Award of the Arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorney's fees arising out of such arbitration.

(m) Governing Law

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Texas without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non coveniens*, to the bringing of any such proceeding in such jurisdictions.

(n) Execution in Counterparts

BJW

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on February 10 2006, to be effective on January 1, 2006.

Power Technology, Inc.

Bernard J Walter

By: Bernard J. Walter
President

Consultant

山梨善弘

Yoshi Yamanashi

Yoshi Yamanashi